EXHIBIT 10.6

SECOND AMENDMENT TO THE SOUTHWESTERN ENERGY COMPANY

INCENTIVE COMPENSATION PLAN

The Southwestern Energy Company Incentive Compensation Plan (Amended and Restated as of January 1, 1999) (as amended further amended effective January 1, 2008, the “Plan”) shall be amended as follows, effective January 1, 2010:

1.

The second sentence of Section A of the Plan is hereby deleted in its entirety and replaced with the following:

“The participating entities under this Plan include Southwestern Energy Company (“Corporate”) and all of its direct and indirect subsidiaries, including but not limited to Southwestern Energy Production Company and SEECO, Inc. (together, “E&P”) and Southwestern Midstream Services Company (“Midstream”).”

2.

The Plan is hereby amended to delete all references to “Utility” and to replace all references to “Marketing” with “Midstream”.

3.

The second sentence of the second paragraph of Section E of the Plan is hereby deleted in its entirety and replaced with the following:

“A cash bonus in connection with a grant of Restricted Stock shall be subject to such conditions as the Committee shall determine at the time of the grant of such cash bonus and also subject to the terms of the Company’s Stock Incentive Plan in effect at the time of such grant (the “Plan”).

4.

The sentence in Section J of the Plan is hereby deleted in its entirety and replaced with the following:

“As amended, awards may be granted pursuant to this Plan for any year ending on or before December 31, 2014.”

The foregoing Second Amendment is executed as of December 22, 2009 and hereby adopted pursuant to the authority delegated to the undersigned.

SOUTHWESTERN ENERGY COMPANY

By: ___/s/ JENNY McCAULEY  ________

Its:____SVP Human Resources__________